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                                                                   Exhibit 10(b)



                                AMENDMENT TO THE
                   WALT DISNEY COMPANY STOCK INCENTIVE PLANS

     This is an amendment to (i) the Amended and Restated 1995 Stock Incentive Plan of The Walt Disney Company (the "Corporation"), (ii) the 1990 Stock Incentive Plan of the Corporation, (iii) the 1987 Stock Incentive Plan of the Corporation and (iv) the 1984 Stock Incentive Plan of the Corporation (collectively, the "Plans"). This amendment adds a new Section 11 to each Plan that reads as follows, and any existing Section 11 shall be renumbered as
Section 12, and all succeeding sections shall be renumbered accordingly:

     "11.  Change In Control
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          "(a)  Accelerated Vesting.  Except to the extent an award agreement
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     provides for a different result (in which case the award agreement will govern and this Section 11 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of Disney, then, effective immediately prior to such Triggering Event, (i) each outstanding stock option, warrant and stock appreciation right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become immediately and fully vested and exercisable,
     (ii) each outstanding award of restricted stock shall become immediately and fully vested and all transfer restrictions under the terms of the award shall lapse and (iii) each outstanding award of phantom stock, performance shares or similar award shall become immediately and fully vested, all performance or other conditions related to the payment of or rights under the award shall lapse, and the award shall be immediately paid in the form specified in the award agreement.

          "(b)  Definitions.  For purposes of this Section 11, the following
                -----------
     terms shall have the meanings set forth below.

               "(1)  Change in Control.  For purposes hereof, a "Change in
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          Control" of Disney shall mean:

                    "(i)   the occurrence of (A) an acquisition by any
               individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of Disney entitled to vote generally in the election of directors (the "Disney Voting Securities") (but

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               excluding (1) any acquisition directly from Disney (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from Disney), (2) any acquisition by Disney or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Disney or any Affiliate) (an "Acquisition") that is thirty percent (30%) or more of the Disney Voting Securities; and
               (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of Disney immediately prior to the Acquisition, for any reason other than death, permanent and total disability, Cause, or voluntary resignation (but excluding any termination for "good reason" under any employment agreement and any resignation that was requested by the Board or any such Person
               (or its employees or representatives) that completes an Acquisition);

                    "(ii)   at any time during a period of two (2) consecutive
               years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by Disney's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

                    "(iii)  an Acquisition that is fifty percent (50%) or more of the Disney Voting Securities;

                    "(iv)   the consummation of a merger, consolidation,
               reorganization or similar corporate transaction, whether or not Disney is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Disney Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Disney Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

                    "(v)    the sale or other disposition of all or
               substantially all of the assets of Disney;

                    "(vi)   the approval by the stockholders of Disney of a
               complete liquidation or dissolution of Disney; or

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                    "(vii)  the occurrence of any transaction or event, or
               series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of Disney, effective as of the date specified in any such resolution.

               "(2)  Triggering Event.  For purposes hereof, the term
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          "Triggering Event" shall mean (i) the termination of employment of a participant by Disney or an Affiliate (or any successor thereof) other than on account of death, permanent and total disability or Cause (ii) the occurrence of a Constructive Termination, or (iii) any failure by Disney (or a successor entity) to assume, replace, convert or otherwise continue any award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect the changes in the Common Stock pursuant to Section 8 hereof.

               "(3)  Cause.  For purposes hereof, the term "Cause" shall mean a
                     -----
          determination by the Committee that a participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that
                                             ---- ----------
          constitutes a felony under federal or state law, (ii) has engaged in willful gross misconduct in the performance of his or her duties to Disney or an Affiliate or (iii) has committed a material breach of any written agreement with Disney or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of this Section
          (a), above, in the event that a participant is a party to an employment agreement with Disney or any Affiliate that defines a termination on account of "Cause" (or a term having similar meaning), such definition shall apply as the definition of a termination on account of "Cause" for purposes hereof, but only to the extent that such definition provides the participant with greater rights. A termination on account of Cause shall be communicated by written notice to the participant, and shall be deemed to occur on the date such notice is delivered to the participant.

               "(4)  Constructive Termination.  For purposes hereof, the term
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          "Constructive Termination" shall mean a termination of employment by a participant within 60 days following the occurrence of any one or more of the following events without the participant's written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits, or a request that the participant's location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of this Section
          (a), above, in the event that a participant is a party to an employment agreement with Disney or any Affiliate (or a successor entity) that defines a termination on account of "Constructive Termination",

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          "Good Reason", "Breach of Agreement" (or a term having a similar meaning), such definition shall apply as the definition of "Constructive Termination" for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

          "(c)   Excise Tax Limit.  In the event that the vesting of the Awards
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     together with all other payments and the value of any benefit received or to be received by the participant would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then the participant's payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the "Excise Tax"), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by PricewaterhouseCoopers or any other nationally recognized accounting firm which is Disney's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the "Accounting Firm"). Disney shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to Disney and participant. All fees and expenses of the Accounting Firm shall be borne solely by Disney. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). With respect to awards outstanding on June 26, 2000, for the purposes of all calculations under
     Section 280G of the Code and the application of this Section 11, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on June 26, 2000."

          IN WITNESS WHEREOF, this Amendment has been duly executed on behalf of the Corporation and is adopted and is effective as of this 26th day of June 2000.

                                THE WALT DISNEY COMPANY

                                By  /s/  Marsha Reed

                                Vice President and Secretary




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